EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (File number 333-276319) of Lafayette Energy Corp. (the “Company”) of our report dated June 19, 2024, relating to the financial statements of the Company, which appear in this Amendment No. 6 to Registration Statement on Form S-1.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

September 18, 2024

179 N. Gibson Rd., Henderson, NV 89014 • 702.703.5979 • www.bushandassociatescpas.com